Exhibit 99.1

1200 RIVERPLACE BOULEVARD — JACKSONVILLE, FL 32207-1809 — (904) 346-1500

December 23, 2011	For more information:
Gregory W. Kleffner
FOR IMMEDIATE RELEASE	EVP, Chief Financial Officer
(904) 346-1500
investorrelations@steinmart.com

STEIN MART, INC. REPORTS FINAL THIRD QUARTER AND YEAR-TO-DATE 2011 FINANCIAL RESULTS

JACKSONVILLE, FL – Stein Mart, Inc. (Nasdaq: SMRT) today announced final results for its third quarter and first nine months ended October 29, 2011.

As the result of information technology systems issues discussed in the press release dated December 8, 2011, markdowns were understated in the earnings reported on November 17, 2011. The additional markdowns reduce gross margin and inventory by $2.2 million from what was reported previously for the third quarter. Understated markdowns in the second quarter were not material. The after tax impact of the additional third quarter markdowns increases the net loss previously released by $1.3 million or $0.03 per diluted share. Attached are revised financial statements which reflect the additional markdowns. Full financial statements and disclosures were filed yesterday on Form 10-Q, which was delayed until the final results were confirmed. As a result of the filing of Form 10-Q, the Company will be in full compliance with NASDAQ’s listing requirements.

Revised Results

Revised net loss for the quarter was $3.1 million or $0.07 per diluted share. For the first nine months, revised net income was $14.1 million or $0.31 per diluted share.

Sales were not impacted by this revision. Gross profit for the quarter, revised for the higher markdowns, was $59.3 million or 22.9 percent of net sales. For the first nine months of 2011 revised gross profit was $214.5 million or 25.8 percent of net sales.

Revised Results as Adjusted

Results for the first nine months of 2011 include a first quarter pre-tax gain of $2.0 million ($1.2 million after tax or $0.03 per diluted share) to correct an error in the Company’s credit card reward liability (recorded in other income). Excluding this gain, revised net income as adjusted was $12.9 million and earnings per diluted share were $0.28.

Investor Presentation

Stein Mart’s updated third quarter 2011 investor presentation has been posted to the investor relations portion of the Company’s website at http://ir.steinmart.com.

About Stein Mart

Stein Mart stores offer the fashion merchandise, service and presentation of a better department or specialty store, at prices competitive with off-price retail chains. Currently with locations from California to Massachusetts, Stein Mart’s focused assortment of merchandise features current season, moderate to better fashion apparel for women and men, as well as accessories, shoes and home fashions.

SAFE HARBOR STATEMENT>>>>>>>Except for historical information contained herein, the statements in this release may be forward-looking, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company does not assume any obligation to update or revise any forward-looking statements even if experience or future changes make it clear that projected results expressed or implied will not be realized. Forward-looking statements involve known and unknown risks and uncertainties that may cause Stein Mart’s actual results in future periods to differ materially from forecasted or expected results. Those risks include, without limitation:

•	continued consumer sensitivity to economic conditions

•	on-going competition from other retailers

•	changing preferences in apparel

•	the effectiveness of advertising, marketing and promotional strategies

•	ability to negotiate acceptable lease terms with current landlords

•	ability to successfully implement strategies to exit under-performing stores

•	unanticipated weather conditions and unseasonable weather

•	adequate sources of merchandise at acceptable prices

•	the Company’s ability to attract and retain qualified employees

•	disruption of the Company’s distribution system

•	acts of terrorism

•	other risks and uncertainties described in the Company’s filings with the Securities and Exchange Commission.

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Additional information about Stein Mart, Inc. can be found at www.steinmart.com

Stein Mart, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

(In thousands, except for share data)

	October 29, 2011	January 29, 2011	October 30, 2010
ASSETS
Current assets:
Cash and cash equivalents	$102,495	$80,171	$80,546
Inventories	274,538	232,295	280,986
Prepaid expenses and other current assets	38,681	27,968	25,556

Total current assets	415,714	340,434	387,088
Property and equipment, net	100,564	79,964	77,313
Other assets	14,976	16,046	14,614

Total assets	$531,254	$436,444	$479,015

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$168,378	$95,545	$137,573
Accrued expenses and other current liabilities	74,641	72,587	73,069

Total current liabilities	243,019	168,132	210,642
Other liabilities	32,305	21,061	19,691

Total liabilities	275,324	189,193	230,333
COMMITMENTS AND CONTINGENCIES
Shareholders’ equity:
Preferred stock - $.01 par value; 1,000,000 shares authorized; no shares issued or outstanding
Common stock - $.01 par value; 100,000,000 shares authorized; 43,654,608, 44,396,504 and 43,460,452 shares issued and outstanding, respectively	437	444	435
Additional paid-in capital	15,702	21,126	19,041
Retained earnings	239,335	225,225	228,637
Accumulated other comprehensive income	456	456	569

Total shareholders’ equity	255,930	247,251	248,682

Total liabilities and shareholders’ equity	$531,254	$436,444	$479,015

Stein Mart, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

(In thousands, except per share amounts)

	13 Weeks Ended October 29, 2011	13 Weeks Ended October 30, 2010	39 Weeks Ended October 29, 2011	39 Weeks Ended October 30, 2010

Net sales	$258,520	$267,887	$832,233	$844,840
Cost of merchandise sold	199,264	199,862	617,686	620,208

Gross profit	59,256	68,025	214,547	224,632
Selling, general and administrative expenses	71,291	70,165	211,581	211,852
Other income, net	6,602	4,699	20,059	24,434

Income (loss) from operations	(5,433)	2,559	23,025	37,214
Interest income, net	16	13	23	37

Income (loss) before income taxes	(5,417)	2,572	23,048	37,251
Income tax benefit (provision)	2,311	1,723	(8,938)	(7,319)

Net (loss) income	$(3,106)	$4,295	$14,110	$29,932

Net (loss) income per share:
Basic	$(0.07)	$0.10	$0.31	$0.68

Diluted	$(0.07)	$0.10	$0.31	$0.67

Weighted-average shares outstanding:
Basic	43,248	42,677	43,731	42,600

Diluted	43,248	43,714	44,038	43,509

Stein Mart, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(In thousands)

	39 Weeks Ended October 29, 2011	39 Weeks Ended October 30, 2010
Cash flows from operating activities:
Net income	$14,110	$29,932
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	13,714	12,937
Share-based compensation	2,544	2,281
Store closing charges	327	286
Impairment of property and other assets	—	575
Deferred income taxes	11,652	6,570
Change in valuation allowance for deferred tax assets	—	(6,570)
Tax (deficiency) benefit from equity issuances	(233)	2,077
Excess tax benefits from share-based compensation	(303)	(2,032)
Changes in assets and liabilities:
Inventories	(42,243)	(62,861)
Prepaid expenses and other current assets	(13,339)	(4,266)
Other assets	(1,222)	(498)
Accounts payable	72,833	57,255
Accrued expenses and other current liabilities	(2,878)	(13,504)
Other liabilities	1,223	(1,348)

Net cash provided by operating activities	56,185	20,834

Cash flows from investing activities:
Capital expenditures	(24,366)	(22,007)

Net cash used in investing activities	(24,366)	(22,007)

Cash flows from financing activities:
Capital lease payments	(2,056)	—
Excess tax benefits from share-based compensation	303	2,032
Proceeds from exercise of stock options and other	2,500	834
Repurchase of common stock	(10,242)	(2,122)

Net cash (used in) provided by financing activities	(9,495)	744

Net increase (decrease) in cash and cash equivalents	22,324	(429)
Cash and cash equivalents at beginning of year	80,171	80,975

Cash and cash equivalents at end of period	$102,495	$80,546